Exhibit 99.1

For Immediate Release

Contact:

Fuse Medical, Inc.

Attention: Devon Morgan, Sr. Investor Relations Analyst

1565 North Central Expressway, Suite 220

Richardson, Texas 75080

Office (469) 862-3030

Facsimile (469) 862-3035

info@Fusemedical.com

FUSE MEDICAL, INC. FILES QUARTERLY RESULTS ON FORM 10-Q AND PROVIDES BUSINESS UPDATE IN RESPONSE OF COVID-19

RICHARDSON, TX, August 10, 2020 /Businesswire/ -- Fuse Medical, Inc. (OTCPINK: FZMD) (“Fuse” or the “Company”) announced that it filed its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 with the Securities and Exchange Commission (“SEC”) on Friday, August 7, 2020.

The COVID-19 pandemic posed an unprecedented challenge to the medical device industry, with state and local government authorities issuing executive orders such as the deferment of elective medical procedures and other social distancing restrictions. Although some of these restrictions had been lifted as of April 22, 2020, they did adversely affect Fuse’s operations and financial results for the second quarter of 2020.

Chief Executive Officer, Christopher C. Reeg said, “Although the restrictions on elective surgeries negatively impacted our April sales, we are very proud of the way our core team remained focused and prepared for today’s post-restriction period.  We are grateful to our surgeons, distributors, vendors, and hospitals for continuing to work with us through these unprecedented times.”

Mr. Reeg continued, “We experienced strong May and June sales momentum which has continued into the third quarter, due in large part to the pent-up demand for elective surgeries. During this same period, as a result of the continued adoption of our core Fuse branded products, our gross profit margins have continued to improve. While current business conditions may lend a degree of uncertainty, we anticipate the strong second quarter trends to continue into the third and fourth quarters of 2020.”

“As the COVID-19 situation continues to evolve, we will continue to reposition our business strategies and practices to adapt. We have used this time of uncertainty to reflect on and improve our operations, so that we will be better prepared to assist our customers in any situation that is yet to come. Our product design and development pipelines remain robust. We have not experienced any significant interruptions in our manufacturing supply chain, which has allowed us to continue our ongoing production development and scheduled product launches in spine and ortho. We believe we are better equipped going forward, and  look to stronger sales and results of operations for the balance of 2020 and beyond.” said Reeg.

The Quarterly Report on Form 10-Q filing can be viewed in the “Investors” section of the Company’s website, www.fusemedical.com as well as the SEC’s website.

About Fuse Medical, Inc.

Fuse is an emerging manufacturer and distributor of innovative medical devices for the orthopedic and spine marketplace. We provide a comprehensive portfolio of products in the orthopedic total joints, sports medicine, trauma, foot and ankle space, as well as, degenerative and deformity spine, orthobiologics and regenerative medicine products. For more information about the Company, or if you’re interested in becoming a distributor of any Fuse’s products, please contact us at info@fusemedical.com or visit: www.fusemedical.com.

Forward Looking Statements

Certain statements in this press release, constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend,” or similar expressions or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based only on information available to the Company as of the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company’s filings with the Securities and Exchange Commission; the failure of the Company to close the transaction; and integration issues with the consolidated company. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events, or otherwise, except as required by law.

Exhibit 99.1

For Immediate Release

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